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                                                                    EXHIBIT 4.1


                              CERTIFICATE OF TRUST
                                       OF
                              SMAN CAPITAL TRUST I

         This Certificate of Trust of SMAN Capital Trust I (the "Trust"), dated May 9, 2001, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.)(the "Act").

         1. Name. The name of the business trust formed hereby is SMAN Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the effective date above written in accordance with Section 3811(a) of the Act.

                                   Bankers Trust (Delaware), as Trustee



                                   By:            /s/ John V. Lavin
                                          -------------------------------------

                                   Name:            John V. Lavin
                                          -------------------------------------
                                   Title:       Assistant Vice President
                                          -------------------------------------